EXHIBIT 31.1

CERTIFICATION

I, Jeffrey F. Joseph, Chief Executive Officer of Presidential Realty Corporation (the “registrant”), certify that:

1.  I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of the registrant; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 28, 2010

By:	/s/ JEFFREY F. JOSEPH
Jeffrey F. Joseph
Chief Executive Officer